Exhibit 99.1

        ARADIGM CORPORATION REPORTS SECOND QUARTER 2005 FINANCIAL RESULTS

    HAYWARD, Calif., July 26 /PRNewswire-FirstCall/ -- Aradigm Corporation (Nasdaq: ARDM) today announced financial results for the second quarter and six months ended June 30, 2005.

    The company reported contract revenues for the three months ended June 30, 2005 of $1.2 million compared to $7.1 million for the same period in 2004. This decrease is due to last quarter's closing of the restructured license agreement with Novo Nordisk on the AERx Diabetes Management System. Contract revenues for the six months ended June 30, 2005 were $8.9 million compared with $13.7 million for the same period in 2004. Revenues were derived from currently partnered AERx(R) development programs. Total operating expenses for the three months ended June 30, 2005 were $10.0 million compared to $14.6 million for the same period in 2004. For the six months ended June 30, 2005 total operating expenses were $20.3 million compared with $29.0 million for the same period in 2004.

    The company reported net loss for the three months ended June 30, 2005 of $8.5 million, or $0.12 per share, compared with a net loss of $7.5 million, or $0.12 per share, for the same period in 2004. The net loss for the six months ended June 30, 2005 was $10.8 million, or $0.15 per share, compared with a net loss of $15.2 million, or $0.24 per share, for the same period in 2004. As expected, the cash used in operations during the first two quarters is higher reflecting spending tied to the commercialization efforts on the Intraject Sumatriptan program.

    Capital expenditures for the quarter were $1.0 million, a majority of which represented scheduled purchases related to Intraject commercial production equipment and validation services.

    As of June 30, 2005, cash, cash equivalents and short-term investments totaled approximately $44.8 million.

    Recent Highlights

     * In June 2005, the company announced results from a self-injection study of Intraject with sumatriptan. The trial was a randomized, open-label, single-dose, crossover study evaluating the pharmacokinetics of sumatriptan at three injection sites in 24 healthy adult male and female volunteers naive to self-injection with Intraject. As compared to previous clinician- administered studies, subjects in this study were asked to dose themselves in the thigh, abdomen and arm. Results showed those who self-administered Intraject Sumatriptan achieved bioequivalent blood plasma levels to the currently marketed subcutaneous needle-injected product.
     * Earlier this month, the company announced that its AERx aerosolized hydroxychloroquine (HCQ) program, which is partnered with APT Pharmaceuticals, was moving into Phase 2 clinical studies. This program is examining the application of the anti-infective HCQ as a new class of treatment for asthma and chronic obstructive pulmonary disease. This follows a positive Phase 1 study in healthy volunteers, which determined that the aerosolized compound had a favorable safety profile, had a tolerable taste and exhibited an excellent pharmacokinetic profile.

    "We continue to be pleased with the advancements within the AERx and Intraject clinical programs of both of our systems," said Dr. Bryan Lawlis, President and Chief Executive Officer of Aradigm. "The progress that we are making in development, partnering and clinical programs encourages us to believe that our current business strategy is working."

    Conference Call
    The company will host a conference call and question and answer session today at 4:30 pm Eastern Time, 1:30 pm Pacific Time today to discuss these financial results. Dial toll-free 1-877-788-8790 to access the conference call. International callers dial +1-706-679-7281. The event webcast can be found under the investor relations section of the company's website: www.aradigm.com. The webcast and audio replay of the conference call will be available following the call, and can be accessed on www.aradigm.com or by dialing toll-free 1-800-642-1687. International callers should dial +1-706-645-9291. The replay passcode is 7767982#.

    Aradigm develops non-invasive delivery systems to enable patients to comfortably self-administer biopharmaceuticals and small molecules. The company's advanced AERx(R) pulmonary and Intraject(R) needle-free delivery technologies offer rapid delivery solutions for liquid drug formulations. Current development programs focus on neurological disorders, heart disease, respiratory conditions, diabetes and cancer. More information about Aradigm can be found at www.aradigm.com.

    Except for the historical information contained herein, this news release contains forward-looking statements that involve risk and uncertainties, including clinical results, the timely availability and acceptance of new products, the impact of competitive products and pricing, and the management of growth, as well as the other risks detailed from time to time in Aradigm Corporation's Securities and Exchange Commission (SEC) Filings, including the company's Annual Report on Form 10-K, and quarterly reports on Form 10-Q.

    NOTE:  AERx and Intraject are registered trademarks of Aradigm.

     Contact:  Chris Keenan        or        Joe Dorame
               Aradigm                       RCG Capital Markets Group, Inc.
               510-265-9370                  480-675-0400

                               ARADIGM CORPORATION
                       CONDENSED STATEMENTS OF OPERATIONS
                  (In thousands, except per share information)
                                   (Unaudited)

                          THREE MONTHS ENDED           SIX MONTHS ENDED
                               JUNE 30,                    JUNE 30,
                       ------------------------    ------------------------
                          2005          2004          2005          2004
                       ----------    ----------    ----------    ----------
Contract revenues
 - From related
 parties               $       --    $    7,006    $    7,444    $   13,616
Contract revenues
 - Other                    1,212            72         1,482           105

Total Contract
 revenues                   1,212         7,078         8,926        13,721

Operating expenses:
Research and
 development                7,317        11,412        14,387        23,299
General and
 administrative             2,713         3,167         5,948         5,703

   Total operating
    expenses               10,030        14,579        20,335        29,002

Loss from operations       (8,818)       (7,501)      (11,409)      (15,281)

Interest income               350            49           638           115
Interest expense               (8)           (5)          (45)          (15)

Net loss               $   (8,476)   $   (7,457)   $  (10,816)   $  (15,181)

Basic and diluted
 net loss per share    $    (0.12)   $    (0.12)   $    (0.15)   $    (0.24)
Shares used in
 computing basic and
 diluted net loss
 per share                 72,561        63,531        72,429        63,238

                               ARADIGM CORPORATION
                            CONDENSED BALANCE SHEETS
                                 (In thousands)

                                                               June 30,    December 31,
                                                                 2005         2004
                                                              ----------   -----------
                                                              (Unaudited)       *
                                      ASSETS
Current assets:
 Cash, cash equivalents and short-term
  investments                                                 $   44,819   $   16,763
 Receivables                                                         749           99
 Current portion of notes receivable from
  officers and employees                                              61           67
 Other current assets                                              1,158        1,602

 Total current assets                                             46,787       18,531
Property and equipment, net                                        7,966       60,555
Noncurrent portion of notes receivable from
 officers and employees                                              192          216
Other assets                                                         557          439

 Total assets                                                 $   55,502   $   79,741

              LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
                     STOCK AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                             $    2,221   $    2,469
 Accrued clinical and cost of other studies                          153          293
 Accrued compensation                                              3,131        2,984
 Deferred revenue                                                     --        7,525
 Other accrued liabilities                                           389        1,138

 Total current liabilities                                         5,894       14,409
Noncurrent portion of deferred revenue                                --        3,966
Noncurrent portion of deferred rent                                  606        1,943
Redeemable convertible preferred stock                            23,669       23,669
Shareholders' equity                                              25,333       35,754

 Total liabilities, redeemable convertible
  preferred stock and shareholders' equity                    $   55,502   $   79,741

     * The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

SOURCE  Aradigm Corporation
    -0-                             07/26/2005
    /CONTACT: Chris Keenan of Aradigm, +1-510-265-9370; or Joe Dorame of RCG Capital Markets Group, Inc., +1-480-675-0400/
    /Web site:  http://www.aradigm.com /

_